Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-237648), Form S-3 (File No. 333-248618), Form S-3 (File No. 333-262625), Form S-8 (File No. 333-231104), Form S-8 (File No. 333-236145), Form S-8 (File No. 333-251903), Form S-8 (File No. 333-262168), Form S-8 (File No. 333-269155) and Form S-8 (File No. 333-276651) of our report dated March 31, 2025 relating to the financial statements of Phunware, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Houston, TX

March 31, 2025